[Letterhead of P.C. Liu, CPA, P.C.]

                CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated March 28, 2011 in the registration statement on Form S-8 dated July 5, 2011 of Global Arena Holding, Inc., a Delaware corporation, for the registration of common shares.




/s/P.C. Liu, CPA, P.C.
P.C. Liu, CPA, P.C.
Flushing, NY
July 5, 2011